Exhibit 99.1

Arcimoto Announces First Quarter 2022 Financial Results and Provides Corporate Update

EUGENE, Ore., May 16, 2022 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, outrageously fun, ultra-efficient electric vehicles for moving people and stuff, today provided a corporate update and announced financial results for the first quarter ended March 31, 2022.

Arcimoto will host a stakeholder and analyst webinar today to discuss the company’s results. The webinar will include an investor Q&A powered by Say. To view the webcast, use the links below:

First Quarter 2022 Stakeholder Webcast

Date: Monday, May 16, 2022
Time: 5:00 p.m. ET (2:00 p.m. PDT)
Webcast: https://us06web.zoom.us/webinar/register/WN_b7xY14wtTpWJNDkAI538NA

First Quarter 2022 and Recent Company Highlights

●	In Q1, sold 24 new customer vehicles while shifting manufacturing operations from the AMP to the RAMP.
●	Launched operations at RAMP, a 250,000 square foot scale manufacturing facility designed for mass production of the Company’s EVs. At full capacity, the RAMP is expected to have a production capacity of 50,000 vehicles per year. A grand opening event was held on-site on February 22, 2022.
●	Unveiled the Mean Lean Machine (MLM), a radically new high-performance e-bike designed with Arcimoto’s patented three-wheeled tilting technology, currently available for preorder.
●	Demonstrated the Faction D1, a next-generation driverless delivery vehicle with the potential to dramatically reduce the cost of last-mile logistics for delivery and rideshare.
●	Initiated new rental partner programs in Marco Island, Fort Lauderdale, and St. Petersburg, Florida; Friday Harbor, Washington.
●	Joined SoCal Tech Bridge’s Project Vesta, a multi-company, multi-platform approach to fighting fires powered by AI, 5G, and ultra-efficient vehicles.
●	Partnered with the University of Central Florida on the Future Cities Initiative to develop new transportation solutions for cities and urban environments.
●	Entered into a pilot test program with Virginia Clean Cities to further the state’s vision for sustainable transportation.
●	Launched a partner pilot program with Directed Technologies to introduce FUVs and Deliverators to the Australian market with potential use-cases in tourism, delivery, and emergency services.
●	Appointed Dwayne Lum as Chief Product Officer and Lynn Yeager as Chief Experience Officer, bringing invaluable experience in scaling production and growing market adoption.
●	Welcomed favorable new legislation in several states.
○	Alabama bill HB 37, Utah bill HB391, and New York bill A7192A/S6335 bring those states in line with other states that do not require a motorcycle license to operate an autocycle such as those built by Arcimoto.
○	Maryland passed Clean Cars Act of 2022, renewing EV tax credits and allowing three-wheeled autocycles to be operated without a motorcycle license.
●	Raised an additional $4.5 million via a long-term convertible note with Ducera Investments LLC dated April 25, 2022.
●	Announced Deliverator pilot program with JOCO for last-mile delivery in Manhattan, New York.

Management Commentary

“If I were to summarize the current state of Arcimoto today in one word, it would be ‘acceleration’,” said Mark Frohnmayer, Arcimoto Founder and CEO. “On every front critical to the company’s growth and achievement of its mission, we are stepping up the pace. This includes the opening of our new production facility, the RAMP, the onboarding of key team members to drive the growth of critical parts of the business, major strides forward on the development of next-generation products, the opening of new market territories, expansion of our rental model to drive customer awareness and adoption, and engagement of fleet partners and relationships to drive the commercial side of the business. I am incredibly excited about the road ahead.”

First Quarter 2022 Financial Results

Total revenues for the first quarter of 2022 decreased 53% to $650 thousand as compared to $1.4 million in the first quarter of 2021.

The Company incurred a net loss of approximately $12.9 million or ($0.34) per share, in the first quarter of 2022 compared with a net loss of $4.7 million or ($0.13) per share, for the same prior-year period.

The Company had $57.3 million in total assets, $5.2 million in cash and cash equivalents, and $11.5 million in total liabilities as of March 31, 2022.

In Other News

Arcimoto has retained Ducera Partners LLC, a leading investment banking advisory practice, to raise capital and explore finance opportunities for Arcimoto. Ducera Partners is focused on providing trusted, independent advice and innovative solutions to decision-makers in complex and transformative corporate finance transactions. For more information about Ducera Partners, please visit www.ducerapartners.com.

About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving, local delivery, and emergency response, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Follow Arcimoto on YouTube, Facebook, Instagram, Twitter, TikTok, and LinkedIn. Investor information about the company, including press releases, stakeholder webcast replays, and more can be found at http://arcimoto.com/ir.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Securities Act of 1933, as amended, or an exemption therefrom.

Investor Relations Contact:

investor@arcimoto.com